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                                                                 EXHIBIT 10.2(b)

                   AMENDMENT TO EXECUTIVE EMPLOYMENT CONTRACT

         THIS AMENDMENT, made and entered into as of the 10th day of May 1988, by and between Universal Foods Corporation, a Wisconsin corporation, (hereinafter referred to as the "Company") and Kenneth P. Manning (hereinafter referred to as "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive desire to amend that certain Executive Employment Contract made and entered into as of November 5, 1987, by and between the Company and the Executive (hereinafter referred to as the "Executive Employment Contract"); and

         WHEREAS, the Executive is willing to commit himself to continue to serve the Company on the terms and conditions provided in the Executive Employment Contract as amended by this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually agree to the following clarification and amendments to the Executive Employment
Contract:

         1. Change of Control. The Company and the Executive agree that a Change of Control (as defined in the Executive Employment Contract) shall be deemed to have taken place if either of the events described in subparagraph 2(i) or 2(ii) of the Executive Employment Contract shall have occurred.

         2. Termination by the Executive. The last paragraph of Section 10 of the Executive Employment Contract is hereby eliminated and replaced in its entirety with the following paragraph:
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         In the event that the Executive shall in good faith give a Notice of
     Termination (as hereinafter defined) for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive hereunder shall, at the Executive's option, continue after such determination; provided, that the Executive continued his employment during the dispute concerning his alleged Good Reason pursuant to his option to do so as provided in Section 11 of this Agreement and provided further, that in no event shall such employment extend beyond the Employment Period. If the Executive does not choose to continue his employment hereunder after such determination, the employment of the Executive shall be deemed to have terminated at the date of giving such purported Notice of Termination by mutual consent of the Company and the Executive; provided, however, that if the Executive exercises his option to continue his employment during the period of dispute concerning his alleged Good Reason as provided in Section 11 of this Agreement, the Executive shall be entitled to compensation and benefits during such continued employment in accordance with Section 5 of this Agreement.

         3. Notice of Termination. The following sentence shall be added at the end of Section 11 of the Executive Employment Contract:

         In the event that one party notifies the other that a dispute exists concerning the termination, the Executive's employment under this Agreement shall, at the Executive's option, not be terminated until such dispute is finally resolved either by mutual written agreement of the parties or in accordance with Section 21 of this Agreement, as the case may be; provided, however, that in no event shall such employment extend beyond the Executive's term of employment as provided in Section 2 of this Agreement.




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         4. Interest and Costs. The following sentence shall be added at the end of Section 12 of the Executive Employment Contract:

                  Within ten (10) days after the Executive's written request therefor, the Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, such reasonable attorneys' fees and costs of collection in advance of the final disposition or conclusion of any dispute, legal or arbitration proceeding with respect to such collection.

         5. Resolution of Disputes. A new Section 21 shall be added to the Executive Employment Contract as follows:

                  21. Resolution of Disputes. Any dispute arising out of this Agreement shall, at the Executive's option, be determined by arbitration under the rules of the American Arbitration Association then in effect or by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be Milwaukee, Wisconsin or, if the Executive is no longer residing or working in Milwaukee, Wisconsin, such venue shall, at the Executive's election, be the city in which the Executive resides. More specifically, if litigation is the method the Executive elects for settling any such dispute, venue for the litigation shall be in the Circuit Court of Milwaukee County or, if the Executive is no longer residing or working in Milwaukee, Wisconsin, such venue shall, at the Executive's election, be the county court for the county in which the Executive resides. The parties consent to jurisdiction in the selected venue notwithstanding their residence or situs.

         6. Payment Obligations Absolute. A new Section 22 shall be added to the Executive Employment Contract as follows:



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                  22. Payment Obligations Absolute. The Company's obligation during and after the term of the Executive's employment hereunder to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice (except as provided in Section 12 of this Agreement) or demand. The Company will not seek to recover all or any part of any such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatsoever, except as provided in subparagraph 9(b)(ii) of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                         UNIVERSAL FOODS CORPORATION
                                         ("Company")

[CORPORATE SEAL]                         By: /s/  John L. Hammond VP
                                             ---------------------------------
                                         Attest: /s/  T.M. O'Reilly, Sec.
                                                 -----------------------------


                                         EXECUTIVE


                                         /s/ Kenneth P. Manning
                                         -------------------------------------
                                         Kenneth P. Manning



2093L 4/25/88

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